Exhibit 99.2

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP AND

COMMUNITY WEST BANCSHARES TO MERGE

Fresno and Goleta, California…October 10, 2023… Central Valley Community Bancorp (Central Valley), (NASDAQ: CVCY), headquartered in Fresno, California, together with its banking subsidiary, Central Valley Community Bank (CVCB) and Community West Bancshares (Community West) (NASDAQ: CWBC), parent company of Community West Bank (CWB), headquartered in Goleta, California, announced today the signing of an Agreement of Reorganization and Merger, dated October 10, 2023, pursuant to which the companies will combine in an all-stock merger transaction. Under the terms of the agreement, Community West Bancshares will merge with and into Central Valley Community Bancorp and Community West Bank will merge with and into Central Valley Community Bank.

Community West Bank’s seven full-service banking offices in Santa Barbara, Ventura and San Luis Obispo Counties will combine with Central Valley Community Bank’s 20 full-service Banking Centers in eight counties. The transaction is subject to customary closing conditions, including regulatory approvals and shareholder approval from both parties. The Central Valley Community Bancorp and Community West Bancshares boards of directors have unanimously approved the transaction, which is expected to close in the second quarter of 2024.

Under the terms of the agreement, Community West Bancshares shareholders will be entitled to receive 0.79 shares of Central Valley Community Bancorp common stock for each share of Community West Bancshares common stock. The exchange ratio is fixed, and the value of the merger consideration will fluctuate based on Central Valley Community Bancorp’s stock price. Central Valley Community Bancorp will assume the outstanding stock options of Community West Bancshares as part of the transaction. Based on the closing price of Central Valley Community Bancorp stock on October 10, 2023, the transaction is valued at $99.4 million, or $11.15 per Community West Bancshares common share.

At the close of the transaction, the combined company will retain the banking offices of both banks and anticipates no branch closings as a result of the merger. Upon the closing of the merger the resulting company will assume the name of Community West Bancshares and Central Valley Community Bank will assume the name Community West Bank. The combined company's board of directors will have 15 directors, consisting of nine current directors from Central Valley Community Bancorp and six current directors from Community West Bancshares.

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James J. Kim, President and CEO of Central Valley Community Bank and Central Valley Community Bancorp, will lead the combined bank’s team of executives and professional bankers, and will serve as CEO of the resulting company. Martin E. Plourd, CEO and Director of Community West Bank, and CEO and Director of Community West Bancshares, will serve as President and Director of the combined company. Daniel J. Doyle, Central Valley Community Bancorp Chairman of the Board, will serve as Chairman of the Board of the combined company, and Robert H. Bartlein, Community West Bank Chairman of the Board, will serve as Vice Chairman of the Board of the combined company.

The Community West Bancshares merger will become the sixth for Central Valley Community Bancorp, which acquired Folsom Lake Bank on October 2, 2017; Sierra Vista Bank on October 1, 2016; Visalia Community Bank on July 1, 2013; Service 1st Bank on November 12, 2008; and Bank of Madera County on January 1, 2005.

Upon closing, the combined company will have approximately $3.6 billion in total assets. Existing Central Valley Community Bancorp shareholders will own approximately 63% of the outstanding shares following the merger, and Community West Bancshares shareholders will own approximately 37%.

The directors and certain executives of Community West Bancshares and Central Valley Community Bancorp have entered into agreements pursuant to which they have committed to vote their shares in favor of the acquisition.

“Central Valley Community Bank has steadily and profitably grown for over 43 years, building a highly attractive franchise in California’s San Joaquin Valley and Greater Sacramento region,” said James J. Kim, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank. “The complementary culture, client service model and Central Coast presence of Community West Bank further the opportunity for Company growth in well-recognized Central California communities, creating a combined franchise whose strength and size continue to serve clients and communities with integrity, offering enhanced professional employee development opportunities and greater earnings power for shareholders.”

“Uniting our two great organizations under the single name of Community West Bank brings our unique brand of relationship banking and experienced bankers to more communities in an expanded service area, with the strength of one of Central California’s largest community banks,” stated Kim.

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“Community West Bank opened for business in 1989 and is now the premier community bank serving Ventura, Santa Barbara and San Luis Obispo Counties. Combining forces with Central Valley Community Bank is the next logical step in our growth strategy, particularly as both banks share so many fundamental values and practices. Both are equally committed to our communities, clients and employees, and both have fostered the same essential corporate culture focused on client advocacy by professional bankers and a legacy of deeply rooted stability,” said Martin E. Plourd.

“By operating as a single, united company, I believe the new Community West Bank will bring unprecedented value to the stakeholders of both companies, who will benefit from the strengthened leadership, enhanced products and services, and an expanded branch network that will give the bank tremendous visibility throughout Central California, from the Sierra Nevada to the sea,” concluded Plourd.

About Central Valley Community Bancorp

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank (CVCB), headquartered in Fresno, California, was founded in 1979 and is the banking subsidiary of Central Valley Community Bancorp. CVCB operates 20 full-service Banking Centers throughout California’s San Joaquin Valley and Greater Sacramento region, in addition to CVCB maintaining Commercial, Real Estate and Agribusiness Lending, as well as Private Banking and Cash Management Departments.

Members of Central Valley Community Bancorp’s and CVCB’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, Robert J. Flautt, Gary D. Gall, James J. Kim, Andriana D. Majarian, Steven D. McDonald, Louis McMurray, Karen A. Musson, Dorothea D. Silva and William S. Smittcamp. More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook and LinkedIn.

About Community West Bancshares

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, the largest publicly traded community bank (by assets) serving California’s Central Coast area of Ventura, Santa Barbara and San Luis Obispo Counties. Community West Bank has seven full-service California branch banking offices in Goleta, Santa Barbara, Santa Maria, Ventura, San Luis Obispo, Oxnard and Paso Robles. The principal business activities of the Company are relationship banking, manufactured housing lending and government guaranteed lending.

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Central Valley Community Bancorp received financial advisory services and a fairness opinion from Janney Montgomery Scott LLC, and Buchalter, a professional corporation, served as legal counsel. Community West Bancshares received financial advisory services and a fairness opinion from Piper Sandler & Co., and Husch Blackwell LLP served as legal counsel.

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CONTACTS:
Investor Contacts:	Media Contacts:
Shannon Livingston	Debbie Nalchajian-Cohen
Central Valley Community Bank	Central Valley Community Bank
(916) 235-4617 or (559) 289-8470 cell	(559) 222-1322 or (559) 281-1312 cell

Richard Pimentel	Kevin W. Moon
Community West Bank	Community West Bank
(805) 692-4410	(805) 692-4379

ATTACHMENTS:

•	Central Valley Community Bancorp and Bank logos (https://spaces.hightail.com/space/SbcKtb3ag3/files)

•	Community West Bancshares and Bank logos (https://spaces.hightail.com/space/SbcKtb3ag3/files)

Additional Information about the Proposed Transaction and Where to Find It

Investors and security holders are urged to carefully review and consider each of Central Valley and Community West public filings with the Securities Exchange Commission (“SEC”), including but not limited to their respective Annual Reports on Form 10-K, its Proxy Statements, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Central Valley’s documents filed with the SEC may be obtained free of charge at Central Valley’s website at www.cvcb.com or at the SEC’s website at www.sec.gov. Central Valley’s documents may also be obtained free of charge from Central Valley by requesting them in writing to Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720; Attention: Corporate Secretary, or by telephone at (559)298-1775. Community West documents filed with the SEC may be obtained free of charge at Community West’s website at www.communitywestbank.com or at the SEC’s website at www.sec.gov. Community West documents may also be obtained free of charge from Community West by requesting them in writing to Community West Bancshares, 445 Pine Avenue, Goleta, California 93117, or by telephone at (805) 692-5821; Attention Corporate Secretary.

Central Valley intends to file a registration statement on Form S-4 with the SEC which will include a joint proxy statement /prospectus which will be distributed to the shareholders of Central Valley and Community West in connection with their vote on the merger. Before making any voting or investment decision, investors and security holders of Central Valley and Community West are urged to carefully read the entire joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain the joint proxy statement/prospectus free of charge from the SEC’s website or from Central Valley or Community West by writing to the address provided in the paragraph above.

The directors, executive officers and certain other members of management and employees at Central Valley and Community West may be deemed participants in the solicitation of proxies in favor of the merger from their respective shareholders. Information about the directors and executive officers of Central Valley is included in the proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2023. Information about the directors and executive officers of Community West is included in the proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 17, 2023.

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Forward-Looking Statements – This press release contains certain forward-looking information about Central Valley, Community West, and the combined company after the close of the merger and is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks, uncertainties, and contingencies, many of which are difficult to predict and are generally beyond the control of Central Valley, Community West and the combined company. Central Valley and Community West caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Central Valley and Community West with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to the ability to complete the merger; government approval may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; approval by the shareholders of Central Valley and Community West may not be obtained; the successful integration of Community West, or achieving expected beneficial synergies and/or operating efficiencies, in each case might not be obtained within expected time-frames or at all; the possibility that personnel changes/retention will not proceed as planned; and other risk factors described in documents filed by Central Valley and Community West with the SEC. All forward-looking statements included in this press release are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.